Exhibit 2(k)(2)

CERTIFICATE OF APPOINTMENT OF
AMERICAN STOCK TRANSFER
& TRUST COMPANY as

☐ TRANSFER AGENT	☐ REGISTRAR

BY

(name of corporation)

a ___________________________________________________________________________________________________ corporation

(state of corporation)

I, the undersigned, Secretary of the above named Corporation, DO HEREBY CERTIFY that:

1. The following resolution was duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on                                                                                                     , 20                    , at which a quorum was present, the resolution has not been rescinded, and it is still in full force and effect:

     WHEREAS, the Corporation is authorized to issue, and it has issued the following capital stock:

		Number of	Number of
		Shares	Shares
Class	Par Value	Authorized	Issued

The address of the Corporation to which Notices may be sent is:

NOW, THEREFORE, IT IS RESOLVED that American Stock Transfer & Trust Company (“AST”) is hereby appointed transfer agent and registrar* for all said authorized shares [the following shares -                                                                                 ] ** of the Corporation, in accordance with the general practices of AST and its regulations set forth in the pamphlet submitted to this meeting entitled “Regulations of the American Stock Transfer & Trust Company” (the “Regulations”).

*Delete either “transfer agent” or “registrar,” if the appointment is not to cover such.

**If the appointment is to cover less than the entire amount of the authorized capital stock, the words “all said authorized shares” should be stricken out and the class and (if the appointment is for less than all authorized shares of a class) number of shares to be covered by the appointment inserted in the blank space.

2.      The following are the duly appointed and qualified officers of the Corporation, holding the respective offices set opposite their names, and the signatures set opposite their names are their genuine signatures:

NAME		SIGNATURE
Chairman

President

Vice-President

Vice- President

Treasurer

Assistant Treasurer

Secretary

Assistant Secretary

3.      The name and address of legal counsel of the Corporation is:

4.	Attached is a specimen stock certificate for each denomination of capital stock (the “Stock”) for which AST has been authorized to act as transfer agent or registrar.

5.	Attached is a true copy of the certificate of incorporation, as amended, of the Corporation.

6.	Attached is a true copy of the by-laws, as amended, of the Corporation.

7.      If any provision of the certificate of incorporation or by-laws of the Corporation, any court or administrative order, or any other document, affects any transfer agency or registrar function or responsibility relating to the shares, attached is a statement of each such provision.

8.      All certificates representing Shares which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the Corporation’s counsel that registration is not required under the Act.

         All Shares not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

9.      If any class of the Corporation’s securities are registered under the Securities Exchange Act of 1934, as amended, the most recent Form 10-K, proxy statement and annual report to stockholders of the Corporation are attached.

10.    The initial term of AST’s appointment hereunder shall be three years from the date hereof and the appointment shall automatically be renewed for further three year successive periods unless terminated by either party by written notice to the other given not less than ninety (90) days before the end of the initial or any subsequent three year period or as otherwise provided in the Regulations. The term of this appointment shall be governed in accordance with this paragraph, notwithstanding the cessation of active trading in the capital stock of the Company. On termination of the appointment for any reason, AST shall be entitled to retain all transfer records and related documents until all amounts owing to AST have been paid in full.

11.    The Corporation will advise AST promptly of any change in any information contained in, or attached to, this Certificate by a supplemental Certificate or otherwise in writing.

WITNESS my hand and seal of the Corporation this                                          day of                                         , 20                     .

Secretary